Exhibit 99.1

ICHOR HOLDINGS, LTD. ANNOUNCES SECOND QUARTER 2017 FINANCIAL RESULTS

FREMONT, Calif., August 10, 2017–(BUSINESS WIRE)–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid and gas delivery subsystems for semiconductor capital equipment, today announced financial results for the second quarter ended June 30, 2017 and guidance for the third quarter of 2017.

Highlights for the second quarter of 2017 and guidance for the third quarter of 2017 are as follows:

•	Revenue of $159.7 million
•	U.S. GAAP net income from continuing operations of $10.5 million and diluted earnings per share from continuing operations attributable to ordinary shareholders (“diluted EPS”) of $0.40
•	Non-GAAP adjusted net income from continuing operations of $15.5 million and non‑GAAP adjusted diluted EPS of $0.60
•

Third quarter revenue guidance of $160‑$170 million, inclusive of its previously announced acquisition of Cal‑Weld, Inc. (“Cal‑Weld”). Cal‑Weld is expected to generate revenue of $15‑$20 million in the last two months of the third quarter, during which Ichor will own Cal‑Weld

“Ichor had another record quarter, with increased demand across all product lines,” said Tom Rohrs, Ichor’s Chairman and CEO. “Our focus on capacity earlier in the year enabled us to meet this level of demand. Subsequent to the quarter‑end, we announced the acquisition of Cal‑Weld, a leading supplier of metal components. This acquisition is accretive to non‑GAAP gross margin and diluted EPS from day one and further cements our position as a key supplier to the semiconductor capital equipment OEMs.”

	Quarter Ended			Quarter Ended
	June 30, 2017	March 31, 2017	Change	June 30, 2017	June 24, 2016	Change
	(in thousands, except per share amounts and percentages)
U.S. GAAP Financial Results:
Net sales	$159,733	$148,704	+ 7%	$159,733	$95,365	+ 67%
Gross profit percent	14.7%	16.1%	- 140 bps	14.7%	15.9%	- 120 bps
Operating margin percent	7.4%	9.2%	- 180 bps	7.4%	5.1%	+ 230 bps
Net income from continuing operations	$10,470	$12,952	- 19%	$10,470	$3,275	+ 220%
Diluted EPS	$0.40	$0.51	- 22%	$0.40	$0.06	n/m (1)

	Quarter Ended			Quarter Ended
	June 30, 2017	March 31, 2017	Change	June 30, 2017	June 24, 2016	Change
	(in thousands, except per share amounts and percentages)
Non-GAAP Financial Results:
Net sales	$159,733	$148,704	+ 7%	$159,733	$95,365	+ 67%
Gross profit percent	15.8%	16.2%	- 40 bps	15.8%	15.9%	- 10 bps
Operating margin percent	10.5%	10.5%	- 0 bps	10.5%	9.0%	+ 150 bps
Adjusted net income from continuing operations	$15,528	$14,567	+ 7%	$15,528	$6,956	+ 123%
Diluted EPS	$0.60	$0.57	+ 5%	$0.60	$0.29 (2)	+ 107%

(1)

Comparing second quarter 2017 diluted EPS to second quarter 2016 is not meaningful, as during 2016 (through our December 2016 initial public offering (“IPO”)), EPS was calculated using the two‑class method, required for participating securities. See the table, Diluted Earnings per Share from Continuing Operations Attributable to Common Shareholders, attached to the end of this press release for a calculation of EPS under the two‑class method.

(2)

For the second quarter of 2016, assumes the IPO shares sold, the conversion of preferred shares into ordinary shares, and vesting of restricted shares and options in connection with our December 2016 IPO occurred at the beginning of the measurement period, for comparability between periods. No adjustment is needed to diluted shares outstanding for the second and first quarters of 2017.

U.S. GAAP Financial Results Overview

For the second quarter of 2017, revenue was $159.7 million, net income from continuing operations was $10.5 million, and diluted EPS was $0.40. This compares to revenue of $148.7 million and $95.4 million, net income from continuing operations of $13.0 million and $3.3 million, and diluted EPS of $0.51 and $0.06, for the first quarter of 2017 and second quarter of 2016, respectively.

Non-GAAP Financial Results Overview

For the second quarter of 2017, non-GAAP adjusted net income from continuing operations was $15.5 million and non-GAAP adjusted diluted EPS was $0.60. This compares to non-GAAP adjusted net income from continuing operations of $14.6 million and $7.0 million, and non-GAAP adjusted diluted EPS of $0.57 and $0.29, for the first quarter of 2017 and second quarter of 2016, respectively.

Third Quarter 2017 Financial Outlook

For the third quarter of 2017, Ichor expects revenue and non-GAAP adjusted diluted EPS to be in the range of $160-$170 million and $0.59‑$0.65, respectively, which is inclusive of the Cal‑Weld acquisition. We expect third quarter revenue and non-GAAP adjusted diluted EPS related to the Cal‑Weld acquisition to be $15‑$20 million and $0.07‑$0.10, respectively, in the last two months of the third quarter, during which Ichor will own Cal‑Weld.

This outlook for non‑GAAP adjusted diluted EPS excludes known charges related to amortization of intangible assets and share‑based compensation expense, but does not reflect any items that are unknown at this time, such as any additional charges related to acquisitions or other non-operational or unusual items, as well as other tax related items, which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Balance Sheet and Cash Flow Results

At June 30, 2017, Ichor had cash and restricted cash of $66.8 million, compared to cash and restricted cash of $52.6 million at December 30, 2016. The increase in cash was primarily due to $7.5 million of net cash provided by operating activities, $7.3 million of proceeds from the exercise of the underwriters’ over‑allotment option in January 2017 in connection with our IPO, and $2.2 million of proceeds from the exercise of stock options by certain employees of the Company, partially offset by net cash used in investing activities of $2.8 million. Our operating cash flows of $7.5 million for the six months ended June 30, 2017 was due to net income of $22.7 million and non-cash charges of $5.9 million, partially offset by a net increase of $21.1 million in our net operating assets and liabilities.

We use a 52 or 53 week fiscal year ending on the last Friday in December. The three months ended June 30, 2017, March 31, 2017, and June 24, 2016 were 13 weeks. References to the second quarter of 2017, first quarter of 2017, and second quarter of 2016 relate to the three months ended June 30, 2017, March 31, 2017, and June 24, 2016, respectively.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results, including non-GAAP adjusted net income from continuing operations and non-GAAP adjusted diluted EPS. Non-GAAP adjusted net income from continuing operations is defined as: net income from continuing operations; excluding amortization of intangible assets, share-based compensation expense, and other non-recurring expenses; tax adjustments related to those non-GAAP adjustments; the tax benefit associated with the acquisition of Ajax; and certain other non‑recurring charges. Non-GAAP adjusted diluted EPS is defined as non-GAAP adjusted net income from continuing operations divided by adjusted diluted ordinary shares, which assumes the IPO shares sold, the conversion of preferred shares into ordinary shares, and vesting of restricted shares and options in connection with the IPO occurred at the beginning of the measurement period.

Management uses non-GAAP adjusted net income from continuing operations, and non-GAAP adjusted diluted EPS to evaluate Ichor’s operating and financial results. Ichor believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view Ichor’s results from management’s perspective. A table presenting the reconciliation of non-GAAP results to U.S. GAAP results is included at the end of this press release.

Conference Call

Ichor will conduct a conference call to discuss its second quarter 2017 results and business outlook on August 10, 2017 at 1:30 p.m. PT.

To listen to the conference call via the Internet, please visit the investor relations section of Ichor’s Web site at ir.ichorsystems.com. To listen to the conference call via telephone, please call 844‑395‑9251 (domestic) or 478‑219‑0504 (international), conference ID: 58939218.

A taped replay of the webcast will be available shortly after the call on Ichor’s website or by calling 855‑859‑2056 (domestic) or 404‑537‑3406 (international), conference ID: 58939218.

About Ichor

Ichor is a leader in the design, engineering and manufacturing of critical fluid delivery subsystems for semiconductor capital equipment. Our primary offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as electroplating and cleaning. We also manufacture certain components for internal use in fluid delivery systems and for direct sales to our customers. This vertically integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively. For more information, please visit Ichor’s website at: www.ichorsystems.com.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenue and non-GAAP adjusted diluted EPS, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including: (1) the integration of Cal‑Weld with Ichor, including the ability to retain customers, suppliers and key employees, (2) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (3) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (4) negotiating leverage held by our customers, (5) competitiveness and rapid evolution of the industries in which we participate, (6) risks associated with weakness in the global economy and geopolitical instability, (7) keeping pace with developments in the industries we serve and with technological innovation generally, (8) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (9) managing our manufacturing and procurement process effectively, (10) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, and (11) dependence on a limited number of suppliers. Additional information concerning these and other factors can be found in Ichor’s filings with the Securities and Exchange Commission, including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of Ichor’s Annual Report on Form 10‑K or subsequent filings with the Securities and Exchange Commission. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

Contact:

Maurice Carson, 510-897-5200

IR@ichorsystems.com

Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.

Consolidated Balance Sheets

(in thousands, except share and per share data)

(unaudited)

	June 30, 2017	December 30, 2016
Assets
Current assets:
Cash	$65,044	$50,854
Restricted cash	1,794	1,794
Accounts receivable, net	39,818	26,401
Inventories	96,995	70,881
Prepaid expenses and other current assets	4,857	7,061
Current assets from discontinued operations	35	99
Total current assets	208,543	157,090
Property and equipment, net	14,895	12,018
Other noncurrent assets	1,199	3,574
Deferred tax assets	733	570
Intangible assets, net	28,548	32,146
Goodwill	77,071	77,093
Total assets	$330,989	$282,491
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$101,493	$88,531
Accrued liabilities	6,479	6,554
Other current liabilities	7,476	5,421
Current liabilities from discontinued operations	776	564
Total current liabilities	116,224	101,070
Long-term debt, net of current portion	38,208	37,944
Deferred tax liabilities	462	606
Other non-current liabilities	1,327	1,173
Non-current liabilities from discontinued operations	30	39
Total liabilities	156,251	140,832
Shareholders’ equity
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; no shares issued and outstanding)	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 25,056,188 and 23,857,381 shares issued and outstanding, respectively)	3	2
Additional paid in capital	206,427	196,049
Accumulated deficit	(31,692)	(54,392)
Total shareholders’ equity	174,738	141,659
Total liabilities and shareholders’ equity	$330,989	$282,491

ICHOR HOLDINGS, LTD.

Consolidated Statement of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 24, 2016	June 30, 2017	June 24, 2016
Net sales	$159,733	$148,704	$95,365	$308,437	$168,652
Cost of sales	136,227	124,689	80,185	260,916	141,547
Gross profit	23,506	24,015	15,180	47,521	27,105
Operating expenses:
Research and development	1,950	1,744	1,290	3,694	2,665
Selling, general, and administrative	7,984	6,858	7,183	14,842	13,547
Amortization of intangible assets	1,803	1,795	1,803	3,598	3,406
Total operating expenses	11,737	10,397	10,276	22,134	19,618
Operating income	11,769	13,618	4,904	25,387	7,487
Interest expense, net	675	690	1,160	1,365	2,062
Other expense (income), net	151	(549)	244	(398)	(143)
Income from continuing operations before income taxes	10,943	13,477	3,500	24,420	5,568
Income tax expense from continuing operations	473	525	225	998	461
Net income from continuing operations	10,470	12,952	3,275	23,422	5,107
Discontinued operations:
Loss from discontinued operations before taxes	(610)	(111)	(2,305)	(721)	(4,029)
Income tax expense from discontinued operations	—	1	2	1	3
Net loss from discontinued operations	(610)	(112)	(2,307)	(722)	(4,032)
Net income	9,860	12,840	968	22,700	1,075
Less: Undistributed earnings attributable to preferred shareholders	—	—	(963)	—	(1,070)
Net income attributable to ordinary shareholders	$9,860	$12,840	$5	$22,700	$5
Net income per share from continuing operations attributable to ordinary shareholders:
Basic	$0.42	$0.53	$0.19	$0.95	$0.29
Diluted	$0.40	$0.51	$0.06	$0.91	$0.08
Net income per share attributable to ordinary shareholders:
Basic	$0.40	$0.52	$0.06	$0.92	$0.07
Diluted	$0.38	$0.50	$0.02	$0.88	$0.02
Shares used to compute net income from continuing operations per share attributable to ordinary shareholders:
Basic	24,848,365	24,654,415	85,589	24,751,390	75,631
Diluted	26,063,527	25,640,089	277,554	25,868,403	285,066
Shares used to compute net income per share attributable to ordinary shareholders:
Basic	24,848,365	24,654,415	85,589	24,751,390	75,631
Diluted	26,063,527	25,640,089	277,554	25,868,403	285,066

ICHOR HOLDINGS, LTD.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended
	June 30, 2017	June 24, 2016
Cash flows from operating activities:
Net income	$22,700	$1,075
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	5,185	4,621
Gain on sale of investments and settlement of note receivable	(241)	—
Share-based compensation	913	972
Deferred income taxes	(224)	(175)
Amortization of debt issuance costs	264	263
Changes in operating assets and liabilities, net of assets acquired:
Accounts receivable, net	(13,417)	(10,732)
Inventories	(26,114)	1,288
Prepaid expenses and other assets	2,462	(1,260)
Accounts payable	13,592	9,320
Accrued liabilities	197	1,116
Other liabilities	2,191	(2,578)
Net cash provided by operating activities	7,508	3,910
Cash flows from investing activities:
Capital expenditures	(5,214)	(804)
Cash paid for acquisitions, net of cash acquired	—	(17,406)
Proceeds from sale of intangible assets	—	230
Proceeds from sale of property, plant, and equipment	—	243
Proceeds from sale of investments and settlement note receivable	2,430	—
Net cash used in investing activities	(2,784)	(17,737)
Cash flows from financing activities:
Issuance of ordinary shares, net of fees	7,278	—
Proceeds from exercise of stock options	2,188	—
Borrowings under revolving commitment	—	7,000
Repayments on revolving commitment	—	(4,015)
Borrowing on long-term debt	—	15,000
Repayments on long-term debt	—	(2,275)
Net cash provided by financing activities	9,466	15,710
Net increase in cash	14,190	1,883
Cash and restricted cash at beginning of year	52,648	24,188
Cash and restricted cash at end of quarter	$66,838	$26,071
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$1,812	$1,512
Cash paid during the period for taxes	$93	$259
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$502	$224

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Income from Continuing Operations to Non-GAAP Adjusted Net Income from Continuing Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 24, 2016	June 30, 2017	June 24, 2016
	(in thousands, except share and per share amounts)
Net income from continuing operations	$10,470	$12,952	$3,275	$23,422	$5,107
Non-GAAP adjustments:
Amortization of intangible assets	1,803	1,795	1,803	3,598	3,406
Share-based compensation (1)	569	344	555	913	972
Other non-recurring (income) expenses (2)	952	(500)	1,342	452	2,055
Tax adjustments related to non-GAAP adjustments	(18)	(24)	(19)	(42)	(39)
Tax benefit related to Ajax acquisition	—	—	—	—	—
Adjustments to cost of goods sold (3)	1,752	—	—	1,752	—
Non-GAAP adjusted net income from continuing operations	$15,528	$14,567	$6,956	$30,095	$11,501
Non-GAAP adjusted diluted EPS (4)	$0.60	$0.57	$0.29	$1.16	$0.48
Shares used to compute diluted EPS (5)	26,063,527	25,640,089	24,029,793	25,868,403	24,037,305

(1)

Of the total share‑based compensation expense non‑GAAP adjustment, $27, $8, and $0 is included in cost of sales for the second quarter of 2017, first quarter of 2017, and second quarter of 2016, respectively, and $542, $336, and $555 is included in operating expenses for the second quarter of 2017, first quarter of 2017, and second quarter of 2016, respectively. Of the total share‑based compensation expense non‑GAAP adjustment, $35 and $5 is included in cost of sales for the six months ended June 30, 2017 and June 24, 2016, respectively, and $878 and $967 is included in operating expenses for the six months ended June 30, 2017 and June 24, 2016, respectively.

(2)

Included in this amount for the second quarter of 2017 are (i) expenses incurred in connection with the secondary offering of our ordinary shares by FP and (ii) acquisition‑related expenses. Included in this amount for the first quarter of 2017 is (i) a refund from FPC and (ii) a gain on sale of our investment in CHawk. Included in this amount for the six months ended June 30, 2017 are (i) expenses incurred in connection with the secondary offering of our ordinary shares by FP, (ii) acquisition‑related expenses, (iii) a refund from FPC, and (iv) a gain on sale of our investment in CHawk. Included in this amount for the second quarter of 2016 and the six months ended June 24, 2016 are (i) IPO preparation expenses, (ii) consulting fees paid to FPC, (iii) bonuses paid to members of our management in connection with the cash dividend paid by us in August 2015, and (iv) acquisition‑related expenses.

(3)

During the second quarter of 2017, we corrected an error related to translating the inventory balances at our Malaysia and Singapore subsidiaries at an incorrect foreign currency rate. The error arose in prior period financial statements beginning in periods prior to 2014 and through 2016.  The correction resulted in a $1.75 million increase in cost of sales and a corresponding decrease in gross profit in our consolidated statement of operations and a decrease to inventories in our consolidated balance sheet during the second quarter of 2017.

(4)	Calculated by dividing non-GAAP adjusted net income from continuing operations by diluted shares outstanding.
(5)

For the quarter second quarter of 2016, assumes the IPO shares sold, the conversion of preferred shares into ordinary shares, and vesting of restricted shares and options in connection with our December 2016 IPO occurred at the beginning of the measurement period, for comparability between current and prior periods. No adjustment is needed to diluted shares outstanding for the second and first quarters of 2017.

ICHOR HOLDINGS, LTD.

U.S. GAAP and Non-GAAP Summary Consolidated Statements of Operations

(in thousands)

(unaudited)

	Quarter Ended		Quarter Ended		Quarter Ended
	June 30, 2017		March 31, 2017		June 24, 2016
	U.S. GAAP	Non-GAAP	U.S. GAAP	Non-GAAP	U.S. GAAP	Non-GAAP
Net sales	$159,733	$159,733	$148,704	$148,704	$95,365	$95,365
Cost of sales (1)	136,227	134,448	124,689	124,681	80,185	80,185
Gross profit	23,506	25,285	24,015	24,023	15,180	15,180
Operating expenses (1)	11,737	8,440	10,397	8,462	10,276	6,576
Operating income	11,769	16,845	13,618	15,561	4,904	8,604
Interest expense	675	675	690	690	1,160	1,160
Other expense (income), net	151	151	(549)	(245)	244	244
Income from continuing operations before income taxes	10,943	16,019	13,477	15,116	3,500	7,200
Income tax expense from continuing operations	473	491	525	549	225	244
Net income from continuing operations	$10,470	$15,528	$12,952	$14,567	$3,275	$6,956

(1)

Of the total share-based compensation expense non-GAAP adjustment, $27, $8, and $0 is included in cost of sales for the second quarter of 2017, first quarter of 2017, and second quarter of 2016, respectively, and $542, $336, and $555 is included in operating expenses for the second quarter of 2017, first quarter of 2017, and second quarter of 2016, respectively.

The following table calculates diluted EPS from continuing operations attributable to ordinary shareholders using the two class method, required for participating securities, as Ichor had two classes of stock during 2016. Beginning in the first quarter of 2017, Ichor no longer uses the two class method, as there is only one class of stock outstanding subsequent to our December IPO. All preferred shares were converted into ordinary shares in connection with our December IPO.

ICHOR HOLDINGS, LTD.

Diluted Earnings per Share from Continuing Operations Attributable to Common Shareholders

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 24, 2016	June 30, 2017	June 24, 2016
Net income from continuing operations	$10,470	$12,952	$3,275	$23,422	$5,107
Undistributed earnings attributed to preferred shareholders	—	—	(3,259)	—	(5,085)
Net income from continuing operations, attributable to ordinary shareholders (1)	$10,470	$12,952	$16	$23,422	$22
Net income per diluted share from continuing operations attributable to ordinary shareholders	$0.40	$0.51	$0.06	$0.91	$0.08
Diluted shares used to compute net income from continuing operations per share attributable to ordinary shareholders	26,063,527	25,640,089	277,554	25,868,403	285,066

(1)

Under the two-class method, net income attributable to ordinary shareholders after deduction of preferred share dividends, if any, is determined by allocating undistributed earnings between the ordinary shares and the participating securities based on their respective rights to receive dividends. Basic net income per share attributable to ordinary shareholders is computed by dividing net income attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding during the period. All participating securities are excluded from basic weighted-average ordinary shares outstanding. Diluted net income per share attributable to ordinary shareholders is computed by dividing net income attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding, including all potentially dilutive ordinary shares, if the effect of each class of potential shares of ordinary shares is dilutive.

For purposes of calculating EPS under the two-class method, an accounting policy election has been made to treat each income statement line item (net income from continuing operations, net income from discontinued operations, and net income) as an independent calculation and only allocate earnings to participating securities for those line items for which income is reported, as the participating securities do not have a contractual obligation to participate in losses. There is therefore no allocation of losses to participating securities for those line items for which a loss is reported. Under this method, the sum of the individual EPS income statement line items will not reconcile to the total net income per share.